Execution Version	Exhibit 4.2

WAIVER NO. 1 TO NOTE PURCHASE AGREEMENT

This WAIVER NO. 1 TO NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of October 26, 2012 by and among AMEDISYS, INC., a Delaware corporation (the “Company”), and AMEDISYS HOLDING, L.L.C., a Louisiana limited liability company (“Holding”; and together with the Company, the “Issuers”), and the holders of Notes (as defined below) signatory hereto (the “Noteholders”).

WHEREAS, the Issuers and the Noteholders are parties to that certain Note Purchase Agreement, dated March 25, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”);

WHEREAS, pursuant to the Note Purchase Agreement, the Issuers issued and sold to the Noteholders (a) $35,000,000 aggregate principal amount of their 6.07% Series A Senior Notes due March 25, 2013 (the “Series A Notes”), (b) $30,000,000 aggregate principal amount of their 6.28% Series B Senior Notes due March 25, 2014 (the “Series B Notes”) and (c) $35,000,000 aggregate principal amount of their 6.49% Series C Senior Notes due March 25, 2015 (the “Series C Notes” and together with the Series A Notes and the Series B Notes, the “Notes”); and

WHEREAS, the Issuers have requested that the Noteholders waive certain provisions of the Note Purchase Agreement and the Noteholders have agreed to waive such provisions, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS.

Capitalized terms used and not defined herein (or in any exhibit, annex or schedule attached hereto) shall have the same meanings given to them in the Note Purchase Agreement.

2. REPRESENTATIONS AND WARRANTIES.

To induce the Noteholders to enter into this Agreement, the Issuers represent and warrant to each of the Noteholders as follows (it being agreed, however, that nothing in this Section 2 shall affect any of the representations and warranties previously made by the Issuers in or pursuant to the Note Purchase Agreement, and that all of such other representations and warranties, as well as the representations and warranties in this Section 2, shall survive the effectiveness of the Waivers (as defined below)).

2.1. Organization; Authority and Good Standing.

The Company is a corporation, and Holding is a limited liability company, each duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each Issuer has the organizational power and authority to execute and deliver this Agreement and to perform the provisions hereof.

2.2. Authorization, etc.

This Agreement has been duly authorized by all necessary organizational action on the part of each Issuer and this Agreement constitutes a legal, valid and binding obligation of each Issuer enforceable against such Issuer in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3. Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by each Issuer of this Agreement will not: (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Issuer or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or other agreement or instrument to which either Issuer or any Subsidiary is bound or by which either Issuer or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to either Issuer or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Issuer or any Subsidiary.

2.4. Governmental Action.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by either Issuer of this Agreement.

2.5. No Defaults.

No event has occurred and is continuing which constitutes a Default or an Event of Default under the Note Purchase Agreement.

3. EFFECTIVENESS.

The waivers in Section 4 (the “Waivers”) shall become effective, and shall be deemed to be in effect, upon the satisfaction in full of the following conditions (the “Waiver Effective Date”):

(a) This Agreement. Each Issuer and each holder of Notes shall have executed and delivered this Agreement.

(b) Credit Agreement. The Issuers shall have executed that certain Credit Agreement dated as of the date hereof among the Issuers, JPMorgan Chase Bank, N.A., as administrative agent, and certain other agents and lenders party thereto, and shall have established pursuant thereto a senior unsecured credit facility providing for (i) a $165,000,000 revolving credit facility and (ii) a $60,000,000 term loan (the “Credit Agreement”).

(c) Amendment No. 1 to Note Purchase Agreement. The Issuers and the Prudential Noteholders (as defined below) shall have executed that certain Amendment No. 1 to Note Purchase Agreement dated on or about October 26, 2012.

(d) Officer’s Certificate. Two Business Days prior to the Waiver Effective Date, the Noteholders shall have received a certificate of a Senior Financial Officer specifying the calculation of the Modified Make-Whole Amount (as defined below).

(e) Representations. The representations and warranties of the Issuers made in Section 2 of this Agreement shall be true and correct as of the Waiver Effective Date in all respects.

(f) Fees and Expenses. The Issuers shall have paid the reasonable fees and expenses of the special counsel to the Noteholders as provided for in Section 5 hereof.

4. WAIVER.

(a) The Noteholder listed under the heading “Teachers Noteholder” on the signature pages hereto (the “Teachers Noteholder”) and the Noteholder listed under the heading “Guardian Noteholder” on the signature pages hereto (the “Guardian Noteholder”) hereby waive the requirement set forth in Section 8.2 of the Note Purchase Agreement that the Issuers give each holder of Notes written notice of an optional prepayment not less than 30 days and not more than 60 days prior to the date fixed for such prepayment so long as all of the Notes held by the Teachers Noteholder and all of the Notes held by the Guardian Noteholder are paid in full (including interest accrued thereon to the date of prepayment and the accompanying Modified Make-Whole Amount (as defined below) due thereon) on the Waiver Effective Date (the “Teachers/Guardian Prepayment”). In addition, the Teachers Noteholder and the Guardian Noteholder acknowledge and agree that the Make-Whole Amount due in respect of the Notes subject to the Teachers/Guardian Prepayment shall be in an amount equal to 61.25% of the Make-Whole Amount with respect to such Notes calculated in accordance with Section 8.6 of the Note Purchase Agreement (the “Modified Make-Whole Amount”).

(b) In connection with the Teachers/Guardian Prepayment, the Noteholders listed under the heading “Prudential Noteholders” on the signature pages hereto (the “Prudential Noteholders”) hereby waive any requirement in Section 8 of the Note Purchase Agreement that requires the Issuers to make a pro rata prepayment allocated among all of the Notes outstanding at the time of such prepayment.

(c) Except as expressly set forth in this Section 4, nothing contained herein shall in any way (i) waive, release, modify or limit the Issuers’ respective obligations to otherwise comply with all terms and conditions of any or all of the Note Purchase Agreement and the other Financing Documents, or (ii) waive, release, modify or limit any or all of the Noteholders’ rights, remedies and privileges thereunder. In addition, and for the avoidance of doubt, the Waivers shall not apply to any subsequent prepayment by the Issuers made after the Waiver Effective Date.

(d) The Waivers set forth in this Section 4 shall cease to have any force or effect as of November 1, 2012 if the Teachers/Guardian Prepayment has not been made in full by such date.

5. EXPENSES.

The Issuers will promptly (and in any event within thirty days of receiving any statement or invoice therefor) pay all out-of-pocket fees, expenses and costs relating to this Agreement, including, but not limited to, the reasonable fees of special counsel to the Noteholders incurred in connection with the preparation, negotiation and delivery of this Agreement and any other documents related hereto. Nothing in this Section 5 shall limit the Issuers’ obligations under Section 15.1 of the Note Purchase Agreement.

6. MISCELLANEOUS.

6.1. Part of Note Purchase Agreement; Future References, etc.

This Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly provided in this Agreement, all terms, conditions and covenants contained in the Note Purchase Agreement and each other Financing Document are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires. This Agreement shall constitute a Financing Document under the terms of the Note Purchase Agreement.

6.2. Counterparts, Facsimiles.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

6.3. Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

6.4. Binding Effect.

This Agreement shall be binding upon and shall inure to the benefit of each Issuer and the Noteholders and their respective successors and assigns.

6.5. Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AMEDISYS, INC.

By:	/s/ Ronald A. LaBorde
Name: Ronald A. LaBorde
Title: President and Chief Financial Officer

AMEDISYS HOLDING, L.L.C.

By:	/s/ Ronald A. LaBorde
Name: Ronald A. LaBorde
Title: Vice-President

[Signature Page to Waiver No. 1 to Note Purchase Agreement (Amedisys)]

TEACHERS NOTEHOLDER:

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

By:	/s/ Ho Young Lee
Name: Ho Young Lee
Title: Managing Director

[Signature Page to Waiver No. 1 to Note Purchase Agreement (Amedisys)]

GUARDIAN NOTEHOLDER:

THE GUARDIAN LIFE INSURANCE COMPANY
OF AMERICA

By:	/s/ Brian Keating
Name: Brian Keating
Title: Managing Director

[Signature Page to Waiver No. 1 to Note Purchase Agreement (Amedisys)]

PRUDENTIAL NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:	/s/ Brien Davis
Name: Brien Davis
Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/ Brien Davis
Name: Brien Davis
Title: Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Brien Davis
Name: Brien Davis
Title: Vice President

[Signature Page to Waiver No. 1 to Note Purchase Agreement (Amedisys)]

Acknowledgment and Agreement

Each of the undersigned Subsidiary Guarantors acknowledges and accepts the foregoing Agreement and ratifies and confirms in all respects such Subsidiary Guarantor’s obligations under the Subsidiary Guaranty:

ACCUMED GENPAR, L.L.C.
ACCUMED HOLDING CORP.
ACCUMED HOME HEALTH OF GEORGIA, INC.
ACCUMED HOME HEALTH OF NORTH TEXAS, L.L.C.
ADVENTA HOSPICE SERVICES OF
FLORIDA, INC.
ADVENTA HOSPICE, INC.
ALBERT GALLATIN HOME CARE AND
HOSPICE SERVICES, LLC
AMEDISYS AIR, L.L.C.
AMEDISYS ALASKA, LLC
AMEDISYS ARIZONA, L.L.C.
AMEDISYS ARKANSAS, LLC
AMEDISYS BA, LLC
AMEDISYS CALIFORNIA, L.L.C.
AMEDISYS COLORADO, L.L.C.
AMEDISYS CONNECTICUT, L.L.C.
AMEDISYS DELAWARE, L.L.C.
AMEDISYS EQUITY GROUP, L.L.C.
AMEDISYS FLORIDA, L.L.C.
AMEDISYS GEORGIA, L.L.C.
AMEDISYS HEALTH MANAGEMENT, L.L.C.
AMEDISYS HMA ACQUISITION, L.L.C.
AMEDISYS HOME HEALTH, INC. OF
ALABAMA
AMEDISYS HOME HEALTH, INC. OF SOUTH CAROLINA
AMEDISYS HOME HEALTH, INC. OF
VIRGINIA
AMEDISYS HOSPICE, L.L.C.
AMEDISYS IDAHO, L.L.C.
AMEDISYS ILLINOIS, L.L.C.
AMEDISYS INDIANA, L.L.C.
AMEDISYS IOWA, L.L.C.
AMEDISYS KANSAS, L.L.C.
AMEDISYS LA ACQUISITIONS, L.L.C.
AMEDISYS LOUISIANA, L.L.C.
AMEDISYS MAINE, P.L.L.C.
AMEDISYS MARYLAND, L.L.C.
AMEDISYS MASSACHUSETTS, L.L.C.
AMEDISYS MICHIGAN, L.L.C.

[Signature Page to Waiver No. 1 to Note Purchase Agreement (Amedisys)]

AMEDISYS MINNESOTA, L.L.C.
AMEDISYS MISSISSIPPI, L.L.C.
AMEDISYS MISSOURI, L.L.C.
AMEDISYS NEBRASKA, L.L.C.
AMEDISYS NEVADA, L.L.C.
AMEDISYS NEW HAMPSHIRE, L.L.C.
AMEDISYS NEW JERSEY, L.L.C.
AMEDISYS NEW MEXICO, L.L.C.
AMEDISYS NORTH CAROLINA, L.L.C.
AMEDISYS NORTH DAKOTA, L.L.C.
AMEDISYS NORTHWEST, L.L.C.
AMEDISYS OHIO, L.L.C.
AMEDISYS OKLAHOMA, L.L.C.
AMEDISYS OREGON, L.L.C.
AMEDISYS PENNSYLVANIA, L.L.C.
AMEDISYS PRIVATE DUTY, LLC
AMEDISYS PROPERTY, L.L.C.
AMEDISYS PUERTO RICO, L.L.C.
AMEDISYS QUALITY OKLAHOMA, L.L.C.
AMEDISYS RHODE ISLAND, L.L.C.
AMEDISYS SC, L.L.C.
AMEDISYS SOUTH FLORIDA, L.L.C.
AMEDISYS SOUTH DAKOTA, L.L.C.
AMEDISYS SPECIALIZED MEDICAL
SERVICES, L.L.C.
AMEDISYS SP-IN, L.L.C.
AMEDISYS SP-KY, L.L.C.
AMEDISYS SP-OH, L.L.C.
AMEDISYS SP-TN, L.L.C.
AMEDISYS TENNESSEE, L.L.C.
AMEDISYS TEXAS, L.L.C.
AMEDISYS TLC ACQUISITION, L.L.C.
AMEDISYS UTAH, L.L.C.
AMEDISYS VENTURES, L.L.C.
AMEDISYS VIRGINIA, L.L.C.
AMEDISYS WASHINGTON, L.L.C.
AMEDISYS WEST VIRGINIA, L.L.C.
AMEDISYS WISCONSIN, L.L.C.
AMEDISYS WYOMING, L.L.C.
ARNICA THERAPY SERVICES, L.L.C.
AVENIR VENTURES, L.L.C.
BEACON HOSPICE, INC.
BEACON PALLIATIVE CARE SERVICES, INC.
BROOKSIDE HOME HEALTH, LLC
COMPREHENSIVE HOME HEALTHCARE
SERVICES, INC.

[Signature Page to Waiver No. 1 to Note Purchase Agreement (Amedisys)]

EMERALD CARE, INC.
FAMILY HOME HEALTH CARE, INC.
GM VENTURES, LLC
HHC, L.L.C.
HMA HOLDING, INC.
HMR ACQUISITION, INC.
HOME HEALTH OF ALEXANDRIA, L.L.C.
HORIZONS HOSPICE CARE, INC.
HOUSECALL HOME HEALTH, L.L.C.
HOUSECALL MEDICAL RESOURCES, INC.
HOUSECALL MEDICAL SERVICES, L.L.C.
HOUSECALL SUPPORTIVE SERVICES, L.L.C.
HOUSECALL, L.L.C.
M.M. ACCUMED VENTURES, L.L.C.
M2 VENTURES, L.L.C.
MC VENTURES, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES INTERNATIONAL, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES MIDWEST, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES OF BROWARD, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES OF DADE, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES OF ERIE NIAGARA, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES OF FLORIDA, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES OF GEORGIA, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES OF ILLINOIS, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES OF LONG ISLAND, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES OF MICHIGAN, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES OF NASSAU SUFFOLK, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES OF NEW ENGLAND, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES OF PA, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES OF WEST VIRGINIA, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES OF WESTERN NEW YORK, LLC

[Signature Page to Waiver No. 1 to Note Purchase Agreement (Amedisys)]

TENDER LOVING CARE HEALTH CARE
SERVICES SOUTHEAST, LLC
TENDER LOVING CARE HEALTH CARE
SERVICES WESTERN, LLC
TLC HEALTH CARE SERVICES, INC.
TLC HOLDINGS I CORP.

By:	/s/ Ronald A. LaBorde
Name: Ronald A. LaBorde
Title: Vice-President

[Signature Page to Waiver No. 1 to Note Purchase Agreement (Amedisys)]

ACCUMED HEALTH SERVICES, L.P.

By:	ACCUMED GENPAR, L.L.C.,
General Partner

	By:	/s/ Ronald A. LaBorde
Name: Ronald A. LaBorde
Title: Vice-President

NINE PALMS 1, LP

By:	BROOKSIDE HOME HEALTH, LLC,
General Partner

	By:	/s/ Ronald A. LaBorde
Name: Ronald A. LaBorde
Title: Vice-President

NINE PALMS 2, LLP

By:	MC VENTURES, LLC, General Partner

	By:	/s/ Ronald A. LaBorde
Name: Ronald A. LaBorde
Title: Vice-President

[Signature Page to Waiver No. 1 to Note Purchase Agreement (Amedisys)]